UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2007
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

300 Frankfort Road, Monaca, Pennsylvania	15061

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Director
On September 27, 2007, the board of directors of the registrant elected Jack Shilling as a Class II director of the registrant. Mr. Shilling’s term expires at the 2008 annual meeting of the stockholders of the registrant. The registrant expects to appoint Mr. Shilling to each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the board of directors of the registrant. The registrant will pay Mr. Shilling an annual fee of $40,000 for his service as a director and reimburse him for reasonable out of pocket expenses incurred in connection with his services to the registrant. On September 27, 2007, the registrant entered into a restricted stock agreement (the form of which was filed as Exhibit 10.27 to the amendment to the registrant’s Registration Statement on Form S-1 filed on July 2, 2007) with Mr. Shilling whereby the registrant granted Mr. Shilling 2,000 shares of restricted stock under its Amended and Restated 2006 Long-Term Equity Incentive Plan in connection with his election to the board of directors.
From July 2001 through April 2007, Mr. Shilling served as an executive vice president and chief technology officer of Allegheny Technologies Incorporated, a New York Stock Exchange-listed producer of specialty metals. Mr. Shilling received a BA in physics from Franklin & Marshall College in 1965, an MS in physics from Cornell University in 1967 and a PhD in metallurgical engineering from the University of Pittsburgh in 1975.
Item 7.01 Regulation FD Disclosure.
The registrant hereby furnishes the information set forth in the press release issued on October 2, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information, including Exhibit 99.1, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued October 2, 2007

SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 2, 2007.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich

By:	Robert D. Scherich
Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 2, 2007.